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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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The Hallwood Group Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HALLWOOD GROUP INCORPORATED
NOTICE OF ANNUAL MEETING
Dear Hallwood Group Stockholder:
      On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Wednesday, May 11, 2005, at 1:00 p.m. local time, at the offices of the Company, located at 3710 Rawlins, Suite 1500, Dallas, Texas, 75219.
      At the annual meeting we will:

1. Elect one director to hold office for three years; and

2. Transact any other business properly presented at the meeting.
      Only stockholders of record at the close of business on Friday, March 18, 2005, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary
April 26, 2005
      Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTOR
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES AND OPTION/SAR VALUES AT DECEMBER 31, 2004
COMPENSATION OF DIRECTORS
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION
PROCEDURES FOR DIRECTOR NOMINATIONS
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
STOCKHOLDER PROPOSALS
OTHER BUSINESS

THE HALLWOOD GROUP INCORPORATED
3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 11, 2005

      This proxy statement and the accompanying proxy are first being mailed on or about April 26, 2005. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Friday, March 18, 2005, the “record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of one nominee to serve on the board of directors for three years; and
(2) any other business properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominee for director. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominee.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominee for director?
	A:	Your board of directors recommends that you vote FOR the nominee for director.

6.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,326,343 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

7.	Q:	What is a “quorum?”
	A:	A “quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.

8.	Q:	What vote is required to approve the proposal?
	A:	A plurality of the votes cast at the annual meeting is necessary to elect the nominee for director. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of the proposal.

SOLICITATION OF PROXIES
      The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that Morrow & Co.’s total costs will be approximately $4,000.
PROPOSAL NO. 1
ELECTION OF DIRECTOR
      The Company’s board of directors is divided into three classes serving staggered three-year terms. At the annual meeting, you will elect one director to serve for three years.
      The individuals named on the enclosed proxy card intend to vote for the election of the nominee listed below, unless you direct them to withhold your vote. The nominee has indicated that he is able and willing to serve as a director. However, if for some reason the nominee is unable to stand for election, the individuals named as proxies may substitute some other person for the nominee and may vote for that nominee. The nominee for director must be elected by a plurality of the votes cast at the annual meeting.
      Below are the names and ages of the nominee and of the directors whose terms of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years, and other directorships they hold.
Nominee for Election for a Three-Year Term Ending with the 2008 Annual Meeting

Charles A. Crocco, Jr.	Mr. Crocco, age 66, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C., through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the National Association of Securities Dealers. He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002. Mr. Crocco was an investor in Hallwood Energy Corporation (“HEC”) and is an investor in Hallwood Exploration, L.P. (“HEP”), Hallwood Energy III, L.P. (“HE III”) and Hallwood Energy II, L.P. (“HE II”) (collectively, the “Energy Affiliates”). The Company owns between a 16%-22% partnership interest on a fully diluted basis in each of the Energy Affiliates.
Directors Continuing in Office Until the 2007 Annual Meeting

J. Thomas Talbot	Mr. Talbot, age 69, has served as a director since 1981. He was a partner of Shaw & Talbot, a commercial real estate investment and development company, from 1975 until August 2003. He has been a partner in Pacific Management Group, an asset management firm, since 1986. He is also the owner of The Talbot Company. He served as a director of Fidelity National Financial, Inc. from 1990 until September 2003. He served as a director of California Coastal Communities, Inc. from August 1993 to July 2004. Mr. Talbot was an investor in HEC, and is an investor in HEP, HE III and HE II.

A. Peter Landolfo	Mr. Landolfo, age 56, has served as a director since May 12, 2004. For more than five years, he has served in various capacities with, and since 1986, as Senior Vice President of Bowne of Dallas, LLP, a financial printer in Dallas, Texas. Since 1992, he has been President of Dallas Design Concepts, Inc., a specialty gift company.
Directors Continuing in Office Until the 2006 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 60, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He also served as President and Chief Operating Officer from December 1999 to March 9, 2005. He also served as a director of Hallwood Holdings, S.A. (“HHSA”) since 1984 and as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor until HRP was sold during 2004. Mr. Gumbiner was a director, officer and option holder in HEC and is a director and officer and holds a 4% profits interest in each of HEP, HE III and HE II. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

M. Garrett Smith	Mr. Smith, age 43, has served as a director since November 17, 2004. Mr. Smith is currently a private investor. From December 2000 through February 2005, he was a Principal with BP Capital, LLC, a Dallas, Texas-based investment firm specializing in the oil and gas industry, and as a General Partner and Portfolio Manager of BP Capital Energy Equity Fund, an energy hedge fund. From March to December 2000, Mr. Smith was the Chief Financial Officer of Stonebridge Technologies. From 1989 to 2000, Mr. Smith held a number of financial management positions, including Executive Vice President and Chief Financial Officer, of Pioneer Natural Resources Company, an exploration and production company.
      Except as indicated above, neither the nominee nor the continuing directors hold a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.
      No family relationships exist between the nominee, the directors and the executive officers.
      The board of directors unanimously recommends a vote “FOR” the election of the individual nominated for election as director.
Committees and Meetings of the Board of Directors
      Messrs. Crocco, Gumbiner, Landolfo, Smith and Talbot served as members of the Company’s audit committee during the year ended December 31, 2004. Messrs. Gumbiner and Talbot resigned from the Company’s audit committee during 2004. Mr. Landolfo was appointed to the Company’s audit committee on May 12, 2004, and Mr. Smith was appointed to the Company’s audit committee on November 17, 2004. Mr. Crocco became Chairman of the audit committee as of July 9, 2004. The audit committee met five times during 2004 and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the independent registered public accounting firm to be engaged for the following year.
      The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the American Stock Exchange and is not required to have separate nominating and compensation committees.
      During the year ended December 31, 2004, the board of directors held nine meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served. Each of the new directors has attended (1) all of the meetings held by the board of directors, and (2) at least 75% of the meetings held by all committees of the board of directors on which he served, since his election or appointment.
      The Company does not have a policy with respect to attendance by the directors at the annual meetings of stockholders. Last year all members of the board of directors attended the annual meeting. Each member of the board of directors has indicated his intent to attend the 2005 annual meeting.
Communication With Directors
      The board of directors does not provide a formal process by which stockholders may send communications to the board of directors. The Company is small and 64.2% of its voting securities are owned by a single stockholder. Consequently, the board of directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Ms. Mary Doyle, Vice President — Investor Relations at 800.225.0135.
Code of Ethics for Financial Officers
      The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Ms. Mary Doyle, Vice President — Investor Relations at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominee for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	67.8
Advisory Research, Inc.	93,300	(3)	7.0
Charles A. Crocco, Jr.	15,825	(4)	1.2
J. Thomas Talbot	15,000	(4)	1.1
Melvin J. Melle	13,500	(5)	1.0
M. Garrett Smith	—	(6)	—
A. Peter Landolfo	—	(6)	—
William L. Guzzetti	—	(7)	—
All directors and executive officers as a group (7 persons)	1,045,900		68.8

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options. Unless otherwise noted, the address of each individual listed above is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

(2)	Includes currently exercisable options to purchase 150,000 shares of common stock. In addition, Mr. Gumbiner holds a 4% profits interest in each of HEP, HE III and HE II.

(3)	Information derived from Schedule 13G filed by Advisory Research, Inc. on February 16, 2005. Advisory Research Inc.’s address is listed as 180 North Stetson St., Suite 5500, Chicago, Illinois 60601.

(4)	Includes currently exercisable options to purchase 15,000 shares of common stock. Messrs. Crocco and Talbot are investors in HEP, HE III and HE II.

(5)	Includes currently exercisable options to purchase 13,500 shares of common stock. Mr. Melle is an investor in HE II.

(6)	Messrs. Smith and Landolfo do not own any shares or hold any options to purchase shares of the Company.

(7)	Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He is both an investor and holds a 4% profits interest in each of HEP, HE III and HE II.

EXECUTIVE COMPENSATION
      The total compensation paid for each of the years ended December 31, 2004, 2003 and 2002 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for 2004, referred to collectively as the “Named Executive Officers,” is set forth in the following Summary Compensation Table.
SUMMARY COMPENSATION TABLE

								Long Term
								Compensation Awards

	Annual Compensation							Securities
						Other Annual		Underlying		LTIP	All Other
Name and Principal	Calendar	Salary		Bonus		Compensation		Options/		Payouts	Compensation
Position	Year	($)		($)		($)		SARs(#)		($)	($)

Anthony J. Gumbiner	2004	0	(3)	1,908,000	(3)	0			(8)	0	7,802	(9)
Chairman, President	2003	0	(3)	0	(3)	0			(8)	0	7,802	(9)
and Chief Executive	2002	0	(3)	0	(3)	0			(8)	0	7,802	(9)
Officer(1)
William L. Guzzetti	2004	156,542	(4)	2,977,333	(5)	0			(8)	0	20,034	(10)
Executive Vice	2003	208,333	(4)	169,000	(5)	0			(8)	0	8,888	(10)
President(2)	2002	208,333	(4)	169,000	(5)	0			(8)	0	9,248	(10)
Melvin J. Melle	2004	208,333		0		3,279	(6)	0		0	15,556	(11)
Vice President, Chief	2003	208,333		25,000		3,258	(6)	0		0	13,380	(11)
Financial Officer and	2002	208,333		10,000		3,246	(6)	0		0	13,380	(11)
Secretary
Amber M. Brookman	2004	300,000		922,070		6,000	(7)	0		0	8,772	(7)
Chief Executive	2003	300,000		316,623		0		0		0	8,242	(7)
Officer and President,	2002	300,000		145,288		0		0		0	6,000	(7)
Brookwood Companies
Incorporated

(1)	Effective as of March 9, 2005, Mr. Gumbiner resigned as President and Chief Operating Officer of the Company.

(2)	On March 9, 2005, the board of directors of the Company appointed Mr. Guzzetti as President and Chief Operating Officer of the Company.

(3)	Consists of $1,908,000 paid to Mr. Gumbiner personally, as special bonus compensation in recognition of benefits to the Company and its stockholders over an extended period of time regarding the operation and sale of the Company’s investment in HRP. The Company also paid to Hallwood Investments Limited (“HIL”), an entity with which Mr. Gumbiner is associated, consulting fees of $927,500 in 2004 and $795,000 in each of 2003 and 2002, primarily in connection with HIL’s activities on behalf of the Company’s subsidiaries and a bonus of $3,000,000 in 2004, in recognition of benefits to the Company and its stockholders over an extended period of time regarding the operation and sale of the Company’s investment in HRP. In addition, in each of March 2004 and 2003, the board of directors of Hallwood Realty, LLC approved a bonus to HIL in the amount of $150,000, which was paid by HRP, and in each of March 2004 and 2003, the Board of Directors of Hallwood Commercial Real Estate, LLC (“HCRE”) approved a bonus to HIL of $33,000, which was paid by HCRE.

(4)	Consists of $109,103 paid by HRP and $47,439 by Hallwood Realty, LLC in 2004 and $208,333 paid by HRP in 2003 and 2002. In addition, Mr. Guzzetti received a salary of $125,000 in 2004, $40,000 in 2003 and $76,667 in 2002 from HEC.

(5)	Consists of $1,999,333 paid by the Company and $378,000 paid by HRP in 2004 and $600,000 paid by the Company in April 2005, as special bonus compensation in recognition of benefits to the Company and its stockholders over an extended period of time, regarding the operation and sale of the Company’s investment in HRP and disposition of the Company’s interest in HEC, respectively. In addition, HRP paid $24,000, and HCRE paid Mr. Guzzetti bonuses of $145,000 for each of 2003 and 2002.

(6)	Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

(7)	Other Annual Compensation includes $6,000 for Brookwood’s matching contribution under its 401(k) Tax Favored Savings Plan. All Other Compensation includes a $6,000 annual car allowance and $2,772 and $2,242 excess insurance premiums for 2004 and 2003.

(8)	No options for securities of the Company or any of its subsidiaries were granted during 2004, 2003 or 2002. In 2002, HEC granted to each of Messrs. Gumbiner and Guzzetti options to purchase 4% of the outstanding stock of HEC at the same price per share as investors paid for the shares. In 2004, the Energy Affiliates granted each of Messrs. Gumbiner and Guzzetti a 4% profits interest in each of HEP, HE III and HE II after recovery of the capital contribution by the investors in each entity.

(9)	Consists of $7,802 for term life insurance premiums in each of 2004, 2003 and 2002.

(10)	Consists of $8,400, $7,700 and $7,700 in 2004, 2003 and 2002, respectively, for payment of special bonus, in lieu of a Company matching contribution under its 401(k) Tax Favored Savings Plan; $1,795, $1,188 and $1,548 excess insurance premiums in 2004, 2003 and 2002, respectively, and $9,839 for prepaid insurance premiums in 2004.

(11)	Consists of a twenty-year service award of $1,440 in 2004; $5,716, $5,680 and $5,680 in 2004, 2003 and 2002, respectively, for life insurance premiums; and $8,400, $7,700 and $7,700 in 2004, 2003 and 2002, respectively, for payment of special bonus, in lieu of a Company matching contribution under its 401(k) Tax Favored Savings Plan.
OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR
      No options to purchase shares of the Company’s or any of its affiliated entities’ common stock were granted to Named Executive Officers during 2004. During 2004, each of the Energy Affiliates granted to each of Messrs. Gumbiner and Guzzetti a 4% profits interest in the Energy Affiliates after recovery of the capital contribution by the investors in each entity.
AGGREGATED OPTION/ SAR EXERCISES
AND OPTION/ SAR VALUES AT DECEMBER 31, 2004
      The following table discloses for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries, the number of options held by each of the Named Executive Officers and the potential realizable values for their options at December 31, 2004. None of the Named Executive Officers exercised any options in the Company or any of its subsidiaries during the year ended December 31, 2004, and the Company has not granted SARs.

					Value of Unexercised
				Securities Underlying	in-the-Money
		Securities		Unexercised	Options/SARs at
		Underlying		December 31, 2004 (#)	December 31, 2004 ($)
		Exercised	Value
Name	Entity	Options/SARS(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Anthony J. Gumbiner	HWG	0	0	150,000/0	14,236,548/0
	HRP	25,800	3,220,485	0/0	0/0
William L. Guzzetti	HRP	15,000	1,872,375	0/0	0/0
Melvin J. Melle	HWG	0	0	13,500/0	1,262,175/0
      In connection with the sale of HEC in 2004, the options that each of Messrs. Gumbiner and Guzzetti held to purchase 4% of the shares of HEC were cancelled in exchange for a payment of $9,582,556, representing a pro rata portion of the sales proceeds. Because the Energy Affiliates are not publicly traded, it is not feasible to value the 4% profits interest that each of Messrs. Gumbiner and Guzzetti hold in those entities.
COMPENSATION OF DIRECTORS
      For the year ended December 31, 2004, Messrs. Crocco, Landolfo, Smith and Talbot received director fees of $40,000, $30,000, $10,000 and $40,000, respectively, and are entitled to receive $500 for each day spent on business of the Company, other than attendance at board meetings. Messrs. Crocco and Talbot received $2,000 and $1,000, respectively, for time spent as directors on Company business other than attendance at board meetings. As members of committees of the Board, each of the outside directors, Messrs. Crocco, Landolfo, Smith and Talbot, also received an initial fee of $5,000 and meeting attendance fees of $1,000 per meeting, totaling $10,000, $11,000, $2,000 and $11,000, respectively. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Mr. Gumbiner does not receive any director fees. Additional information regarding consulting agreements with, or services provided by, Mr. Gumbiner through HIL is included in “Compensation Committee Interlocks and Insider Participation,” below.
EMPLOYMENT AGREEMENTS
      During the year ended December 31, 2004, the Company had an employment agreement with Mr. Melle. The employment agreement provided for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provided that the Company will maintain $500,000 of life insurance benefits and, for the year ended December 31, 2004, the Company paid a life insurance premium in the amount of $5,716. Mr. Melle’s employment agreement continued under the same terms and conditions until December 31, 2004, at which time it was automatically extended for one year, and will be automatically extended annually unless terminated by either party.
      During the year ended December 31, 2004, Brookwood had a compensation letter (the “Letter”) with Ms. Brookman. The Letter provided for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes or $100,000. In addition, the Letter provided for a car allowance of $500 per month. Ms. Brookman’s Letter continued under the same terms and conditions until December 31, 2004, at which time it was automatically extended for one year, and will be automatically extended annually unless terminated by either party.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
      The board of directors as a whole performs the functions of the compensation committee. References to the Company’s compensation committee in this proxy statement refer to the board of directors, acting in its capacity as the compensation committee.
      During 2004, Messrs. Gumbiner and Guzzetti served on the board of directors of Hallwood Realty, LLC, the general partner of HRP and on the board of directors of HEC. For HRP, the audit committee of the board of directors served as the compensation committee, Mr. Gumbiner was the Chief Executive Officer and Mr. Guzzetti was the Chief Operating Officer.
      As general partner of HRP, Hallwood Realty, LLC earned an asset management fee from HRP, which amounted to $335,000 for the year ended December 31, 2004. In addition, HRP reimbursed Hallwood Realty, LLC $4,430,000 for costs incurred by Hallwood Realty, LLC on behalf of HRP during the year ended December 31, 2004. As property manager for HRP, the Company’s HCRE subsidiary received management fees, leasing commissions and other fees from HRP and related parties of $2,479,000 during the year ended December 31, 2004. In addition, HRP reimbursed HCRE $2,135,000 for costs incurred by HCRE on behalf of HRP during the year ended December 31, 2004. HRP was merged with HRPT Properties Trust in July 2004.
      Messrs. Gumbiner and Guzzetti are also members of the board of directors and executive officers of each of the Energy Affiliates. During 2004, the Company invested a total of $10,443,000 in the Energy Affiliates on the same terms as other affiliated and nonaffiliated investors. In addition, Messrs. Gumbiner and Guzzetti received compensation from HEC, as described in this proxy statement.
      Since December 31, 1996, the Company has been a party to an agreement with HIL under which HIL provides international consulting and advisory services to the Company and its affiliates. The agreement currently provides for an annual fee of $996,000 ($954,000 prior to March 1, 2005). According to this agreement, the Company reimburses HIL for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the year ended December 31, 2004, HIL was also reimbursed $497,000, of which $324,000 was paid by the Company and $173,000 was paid by Hallwood Realty, LLC, as the general partner of HRP, for services rendered to HRP.
COMPENSATION COMMITTEE
REPORTS ON EXECUTIVE COMPENSATION
General
      The Company is a holding company with several subsidiaries and affiliated companies. Of the Named Executive Officers, Mr. Gumbiner was involved in the activities of all of the subsidiaries and affiliated companies, but received no salary directly from the Company. HIL, with which Mr. Gumbiner is associated, received consulting fees from the Company. The independent members of Company’s board of directors approved the payments by the Company to HIL. HIL was also involved in the activities of Hallwood Realty, LLC and HCRE during 2004. The bonus paid to HIL by Hallwood Realty, LLC and HRP was determined by the board of directors of Hallwood Realty, LLC. The bonus paid to HIL by HCRE was determined by the board of HCRE, subject to the approval of independent members of Company’s board of directors.
      Mr. Guzzetti was involved in the activities of Hallwood Realty, LLC and HCRE prior to their sale in July 2004. The compensation of Mr. Guzzetti by Hallwood Realty, LLC was determined by the board of directors of Hallwood Realty, LLC. Mr. Guzzetti’s compensation from HCRE was determined by the board of HCRE, subject to the approval of Company’s board of directors, acting in its capacity as the compensation committee and his compensation from the Company was determined by the Company’s board of directors.
      Mr. Melle is involved in the activities of the Company and of certain subsidiaries and affiliated companies, but for 2004 received compensation only from the Company. Accordingly, the compensation of Mr. Melle is determined solely by the Company’s board of directors.
      Ms. Brookman is involved in and receives compensation only from Brookwood. The compensation for her services is determined by the board of directors of Brookwood, with the approval of Mr. Gumbiner, the Chairman and Chief Executive Officer of the Company.
Compensation by the Company
      The Company’s board of directors, acting in its capacity as the compensation committee, annually determines the compensation paid by the Company to its executive officers and bases the amount of compensation on the board of directors’ determination of the reasonable compensation for that officer. The members of the board of directors, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the board of directors establishes compensation that it believes to be appropriate for each officer. In general, a substantial portion of the executive officers’ compensation from the Company has been paid as salary, although from time to time the Company has awarded substantial bonuses upon completion of significant transactions that provide material benefits to the Company.
      Mr. Gumbiner does not receive a salary from the Company. Pursuant to a consulting agreement entered into in 1997, HIL, with which Mr. Gumbiner is associated, receives consulting fees from the Company and reimbursement of out-of-pocket business expenses incurred in the performance of its duties. See “Compensation Committee Interlocks and Insider Participation.” The fees under the consulting agreement had previously been set at $795,000 annually. In March 2004, the members of the board of directors other than Mr. Gumbiner approved an amendment to the consulting agreement to set these fees at $954,000. In approving the amendment, the Board considered that Mr. Gumbiner lives in Europe but that the fees were paid in U.S. dollars, which had declined significantly against the Euro, effectively reducing the value of the fees paid. The Board therefore determined that the increase in fees was appropriate.
      In September 2004, the Company paid special bonuses in the amount of $3,000,000 to HIL; $1,908,000 to Mr. Gumbiner and $1,622,000 to Mr. Guzzetti in recognition of benefits to the Company and its stockholders over an extended period of time regarding the operation and sale of the Company’s investment in HRP. In April 2005, the Company paid $600,000 to Mr. Guzzetti as special bonus compensation in recognition of benefits to the Company and its stockholders regarding the disposition of the Company’s interest in HEC. These bonuses were approved by a committee of the board of directors, consisting solely of the independent members of the Board after receiving advice from an independent consultant that the bonuses were reasonable and within the boundaries of competitive practice. The committee also concluded that the bonuses were reasonable and in the best interests of the Company in light of several factors, including that the Company had received a substantial benefit from the real estate operations and the Company’s interest in HEC over a number of years; the compensation philosophy of the Company includes the concept of paying substantial bonuses upon the completion of significant transactions and the increase in the value of the Company’s stock over the recent past. The committee also took into account the compensation that Messrs. Gumbiner and Guzzetti had received from the Company’s Energy Affiliates and the fact that the bonuses would not be deductible by the Company.
      Section 162(m) of the Internal Revenue Code of 1986 provides that certain compensation in excess of $1,000,000 paid to the chief executive officer and the other four most highly compensated executive officers of a public company (determined as of the last day of the company’s tax year) is not deductible for federal income tax purposes. While the tax impact of any compensation arrangement is one factor considered by the board in determining compensation, the impact of that factor is evaluated in light of the Company’s overall compensation goals. Accordingly, from time to time, the board may award compensation that is not fully deductible if it determines that such an award is in the best interests of the Company and its shareholders. Specifically, in making the awards described above, the independent members of the board determined that the awards were appropriate notwithstanding that the amounts that exceeded $1,000,000 total compensation from the Company to the individual were not deductible by the Company.
      Prior to the merger of HRP in July 2004, Hallwood Realty, LLC had contracted with HCRE to manage the properties controlled by Hallwood Realty, LLC. Mr. Guzzetti was the president and was primarily responsible for the operations of HCRE. HCRE’s Executive Incentive Plan authorized HCRE to pay annual cash bonuses in an amount up to 10% of HCRE’s net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees was recommended by Mr. Gumbiner, the chief executive officer of HCRE, and was approved by the board of directors of HCRE, which consisted of Messrs. Gumbiner and Guzzetti. Amounts paid to HIL and Mr. Guzzetti, an executive officer of the Company, were subject to the approval of the Company’s board of directors.
Compensation by Hallwood Realty, LLC
      Prior to the merger of HRP in July 2004, the compensation paid by Hallwood Realty, LLC to HIL and Mr. Guzzetti was determined by the audit committee of the board of directors of Hallwood Realty, LLC in consultation with Mr. Guzzetti, the president of Hallwood Realty, LLC. The compensation was authorized by the entire board of directors upon the approval and recommendation of the audit committee. The compensation paid by Hallwood Realty, LLC consisted of a salary for Mr. Guzzetti, and to the extent that Hallwood Realty, LLC’s board of directors determined it to be appropriate, bonuses to Mr. Guzzetti and HIL based on their determination that Hallwood Realty, LLC or HRP had experienced favorable operating results or completed transactions that benefited Hallwood Realty, LLC or HRP. For 2004, the board of directors did not consider any changes in Mr. Guzzetti’s salary.
Compensation by Energy Affiliates
      In 2001, a company then named Hallwood Energy Corporation, in which the Company held common and preferred stock, was acquired by a third party and, as a result, the Company disposed of all of its energy interests. During 2002, a group of investors formed HEC as a new energy company to explore a potential opportunity in the Barnett Shale zone of the Fort Worth Basin. This entity was originally capitalized with contributions of $6.2 million. The Company elected to contribute approximately 28% of this amount at the same price as the other affiliated and unaffiliated investors, including Mr. Guzzetti and the outside directors of the Company at that time. The cash of HEC was anticipated to be limited. Therefore, to induce the management of HEC to exert their best efforts on behalf of HEC at a lower salary than they had previously received from old Hallwood Energy Corporation, HEC granted to each of the members of management, including Messrs. Gumbiner and Guzzetti, options to purchase 4% of the stock of HEC outstanding from time to time. The total amount invested in HEC by the Company through the date of its sale was $6,063,000.
      In June 2004, HEC sold approximately 48% of its total net acreage to HE III, the interests of which were held pro rata by the HEC shareholders, including the Company. In December 2004 HEC was sold in a transaction in which the Company received total cash proceeds of $54,180,000. The Company also received its proportionate share of the HE III debt in the amount of $1,995,000 and its proportionate interest in the entity that holds the Worthington salt water disposal well in the amount of $1,250,000, both of which were contributed to HE III as additional capital contributions. In connection with this transaction, the investors and option holders in HEC received in the aggregate cash of approximately $239,000,000. As holders of options to purchase 4% of the outstanding stock, each of Messrs. Gumbiner and Guzzetti received as consideration for cancellation of their options their pro rata share of the proceeds, of which each amounted to $9,582,556.
      During 2004, the Company has also invested, along with other affiliated and unaffiliated investors, in the other Energy Affiliates. The Company’s interest in these entities is approximately 16% to 22% on a fully diluted basis. Messrs. Gumbiner and Guzzetti are directors and officers of each of these entities and, in that capacity during 2004, Mr. Guzzetti received a total salary of $125,000 from the new entities, as determined from time to time by the board of directors of those entities. During 2004, the boards of directors of the Energy Affiliates also awarded to each of Messrs. Gumbiner and Guzzetti the right to receive up to 4% of the profits generated by those entities. Because the Company is a minority investor in the Energy Affiliates, the Company’s board of directors did not participate in the Energy Affiliates’ determination of compensation paid to Messrs. Gumbiner and Guzzetti.
Compensation by Brookwood
      Ms. Brookman’s compensation is determined by the board of directors of Brookwood. As described in “Employment Agreements,” during 2004, Brookwood had a compensation letter with Ms. Brookman and the board of directors of Brookwood did not consider any changes in that Letter. None of the directors of the Company are directors or officers of Brookwood.

2004 Members of the Company’s Board of Directors

Charles A. Crocco, Jr.
Anthony J. Gumbiner
A. Peter Landolfo (from May 2004)
M. Garrett Smith (from November 2004)
J. Thomas Talbot

Report of the Audit Committee
      The audit committee is composed of three directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the SEC and the American Stock Exchange, a copy of which is attached to this Proxy Statement as Annex A. The audit committee members are Charles A. Crocco, Jr. (Chairman), A. Peter Landolfo and M. Garrett Smith. The board of directors has determined that each of the members is independent, as defined by the American Stock Exchange’s Listed Company Guide. The board of directors has determined that Mr. Smith is an “audit committee financial expert,” as defined by the SEC.
      Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent registered public accounting firm.
      In this context, the audit committee reviewed and discussed the audited consolidated financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by Statement on Auditing Standards No. 61.
      The audit committee received from D&T the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence — Discussions with Audit Committee), and has discussed with D&T the issue of its independence from the Company.
      Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”
      Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

2004 Members of the Audit Committee of the Board of Directors of the Company

Charles A. Crocco, Jr.
Anthony J. Gumbiner (until May 2004)
A. Peter Landolfo (from May 2004)
M. Garrett Smith (from November 2004)
J. Thomas Talbot (until July 2004)

PROCEDURES FOR DIRECTOR NOMINATIONS
      As discussed above, as a “controlled company” under the rules of the American Stock Exchange, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. As a result, if the need arises, the full board of directors, of which four members are independent, would serve that function.
      The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.
      In the event that a stockholder meeting the requirements and following the procedures of the bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them, and if, appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.
      Mr. Landolfo and Mr. Smith were each recommended to the board of directors by current officers and directors of the Company.

PERFORMANCE GRAPH
      The following performance graph compares the 5-year cumulative total return of the Company’s common stock with that of the Russell 2000 Index, a new peer group and the old peer group of issuers. The issuers included in the old peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 “Operators of Nonresidential Buildings,” which consist of HRP, AmeriVest Properties, Inc. and Maxus Realty Trust, Inc. The issuers in the new peer group represent the ten public companies that, at December 31, 2004, constituted the five companies having a market capitalization closest to but less than the Company and the five companies having a market capitalization closest to but more than that of the Company. These ten companies were 24/7 Real Media, Inc., ACNB Corporation, Cavalry Bancorp, Inc., Chordiant Software, Inc., CNB Financial Corporation (Paris), Durect Corporation, Hickory Tech Corporation, Immunicon Corporation, Middleburg Financial Corporation and Virologic, Inc.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE HALLWOOD GROUP INCORPORATED, THE RUSSELL 2000 INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

	12/99	12/00	12/01	12/02	12/03	12/04

The Hallwood Group Incorporated	100.00	31.79	47.18	54.15	161.39	873.81
RUSSELL 2000 INDEX	100.00	96.98	99.39	79.03	116.38	137.71
NEW PEER GROUP	100.00	31.93	33.57	16.14	28.15	23.80
OLD PEER GROUP	100.00	117.71	180.12	197.84	245.25	247.42

*	$100 invested on 12/31/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      During 2004, Ms. Brookman’s daughter, Amber Brookman, Jr., and son-in-law, Steven Lerman, were employees of Brookwood, and each received compensation exceeding $60,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      D&T served as the Company’s independent registered public accounting firm for the years ended December 31, 2004, 2003 and 2002 and has been selected to serve in that capacity again for the year ending December 31, 2005. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.
AUDIT FEES
      All services rendered by D&T are pre-approved by the audit committee. D&T has or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years Ended

	2004	2003

Audit fees(1)	$400,381	$324,415
Audit-related fees(2)	$38,629	$12,478
Tax fees(3)	$272,774	$80,423
All other fees(4)	$—	$—

(1)	Audit fees — These are fees for professional services performed by D&T for the audit of the Company’s annual consolidated financial statements and review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit-related fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; attestations by D&T that are not required by statute and consulting on financial accounting/reporting standards.

(3)	Tax fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All other fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.
Pre-Approval Policy
      The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General
      The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.
      The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services
      The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-related Services
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The audit committee believes that the provision of audit-related services does not impair the independence of the registered public accounting firm.

Tax Services
      The audit committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the registered public accounting firm’s independence. However, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services
      The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the registered public accounting firm.

Pre-Approval Fee Levels
      Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.
STOCKHOLDER PROPOSALS
      If a stockholder intends to present a proposal for action at the 2006 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 23, 2005. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.
      The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company ninety (90) days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.
      If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than February 10, 2006. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.
      In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2006 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.
      Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.
OTHER BUSINESS
      The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominee for director set forth in this proxy statement, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.
      Please note, however, that if your shares of common stock are voted against the nominee for director, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary
April 26, 2005

ANNEX A
THE HALLWOOD GROUP INCORPORATED
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
General
      The role of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by:

•	Serving as an independent and objective party to monitor the Corporation’s accounting and financial reporting processes, internal control system and audits.

•	Reviewing and appraising the audit efforts of the Corporation’s independent registered public accounting firm.

•	Providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board.
      The Corporation will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent registered public accounting firm, for any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
Composition
      The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors. Independence shall be determined pursuant to the standards set by the Securities and Exchange Commission (the “Commission”) and the requirements of the American Stock Exchange.

Independence
      Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries who have been employed by the Corporation or subsidiaries within the past three years, will not be considered independent. No member of the Audit Committee may receive direct or indirect (as defined by the Commission) compensation of any kind (including consulting and advisory fees) from the Corporation, other than for services rendered as a member of the Board and as a member of committees of the Board.
      In addition, Directors falling within any of the categories listed below will not be considered independent:

•	A Director who is, or during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation, other than prior employment as an interim Chairman or CEO.

•	A Director who accepts (or whose immediate family member accepts) any payment from the Corporation (or any parent or subsidiary of the Corporation) in excess of $60,000 during the current or any of the past three previous fiscal years, other than compensation specifically excluded under Section 121(b) of the American Stock Exchange Company Guide.

•	A Director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or executive officer of, any organization to which or from which the Corporation made or received payments that exceed 5% of the recipient’s consolidated gross revenues, or $200,000 (whichever is more) in any of the most recent three fiscal years.

•	A Director who is or has an immediate family member of an individual who is or has been employed by the Corporation (or any parent or subsidiary of the Corporation) as an executive officer during any of the past three years.

•	A Director who is or was or has an immediate family member who is or was an executive officer of another entity where at any time during the most recent three fiscal years any of the Corporation’s executive officers serve on the compensation committee of that entity.

•	A Director who is or was or has an immediate family member who is or was a partner or employee of the Corporation’s outside independent registered public accounting firm and worked on the audit engagement during any of the past three years.

Financial Expertise
      All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.
      In addition, at least one member of the Audit Committee must be “financially sophisticated” pursuant to American Stock Exchange rules and be a “financial expert,” as such term is defined by the Commission. Qualifications for such financial expert would include, among other things, whether a member has:

•	an understanding of generally accepted accounting principles and financial statements;

•	experience applying generally accepted accounting principles in connection with accounting for estimates, accruals and reserves that are generally comparable to those used in the Corporation’s financial statements;

•	experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Corporation’s financial statements;

•	experience with internal controls and procedures for financial reporting;

•	an understanding of audit committee functions;

•	past employment experience in finance or accounting; and

•	professional certification in accounting.
      The Board shall make all determinations as to whether a Director is a “financial expert,” as defined by rules of the Commission.
      The members of the Audit Committee are to be elected by the Board, which shall make all decisions with respect to whether an Audit Committee member is “independent” and/or a “financial expert” and shall serve until their successors are duly elected and qualified. Unless the Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.
Meetings
      The Audit Committee shall meet no less than once per quarter. As part of its job to foster open communication, the Audit Committee should meet regularly with management and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair should meet with the independent registered public accounting firm and management quarterly to review the Corporation’s financial statements.
Relationship with Independent Registered Public Accounting Firm
      The Corporation’s independent registered public accounting firm is to be ultimately accountable to, and will report directly to, the Audit Committee, and the Audit Committee shall have the authority and responsibility to select, evaluate, determine the compensation of, and, where appropriate, replace the independent registered public accounting firm. The Audit Committee will be responsible for resolving any disputes between the independent registered public accounting firm and the Corporation’s management.

Responsibilities and Duties
      To fulfill its responsibilities and duties the Audit Committee shall:

A. Documents/Reports Review
      1. Review this Charter at least annually and update it as conditions dictate.
      2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to the Commission or the public, including any certification, report, opinion or review rendered by the independent registered public accounting firm.
      3. Review with financial management and the independent registered public accounting firm the Corporation’s filings with the Commission prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.
      4. Review and discuss with the Chief Executive Officer and Chief Financial Officer the certifications required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).
      5. Review and discuss with the independent registered public accounting firm and management steps necessary for the Corporation to review and assess its internal control over financial reporting in order to file the “internal control report of management” as required by Sarbanes-Oxley, at such time as the requirement to file this report becomes applicable to the Corporation.
      6. Review the independent registered public accounting firm’s attestation and report on management’s internal control report at such time as the law requiring an internal control report becomes applicable to the Corporation.

B. Independent Registered Public Accounting Firm
      1. Select the independent registered public accounting firm, considering independence and effectiveness, and pre-approve the fees and other compensation to be paid to the independent registered public accounting firm.
      2. On no less than an annual basis, obtain from the independent registered public accounting firm, and review and discuss with the independent registered public accounting firm, a formal written statement delineating all relationships the independent registered public accounting firm has with the Corporation and actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
      3. Recommend to the Board any appropriate action to ensure the independence of the independent registered public accounting firm.
      4. Review the performance of the independent registered public accounting firm and approve any proposed discharge of the independent registered public accounting firm when circumstances warrant.
      5. Periodically consult with the independent registered public accounting firm out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.
      6. Review and pre-approve any and all audit and non-audit related services provided to the Corporation by the independent registered public accounting firm and their affiliates.
      7. Obtain and review, at least annually, a report by the independent registered public accounting firm describing: (i) the independent registered public accounting firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review of the independent registered public accounting firm, or by any investigation by governmental or professional authorities within the last five years, regarding any independent audit carried out by the independent registered public accounting firm, and any steps taken to address these issues; and (iii) all relationships between the independent registered public accounting firm and the Corporation, addressing the matter set forth in Independence Standards Board Standard No. 1.
      8. Review with the independent registered public accounting firm: (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent registered public accounting firm and management, including, but not limited to, the management letter and schedule of unadjusted differences.

C. Financial Reporting Processes
      1. In consultation with the independent registered public accounting firm, review the integrity of the organization’s financial reporting processes, both internal and external.
      2. Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.
      3. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent registered public accounting firm or management.
      4. Establish regular and separate reporting to the Audit Committee by each of management and the independent registered public accounting firm regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.
      5. Following completion of the annual audit, review separately with each of management and the independent registered public accounting firm any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
      6. Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.
      7. Review with the independent registered public accounting firm and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

D. Ethical and Legal Compliance
      1. Establish, review and update periodically a code of ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and ensure that management has established a system to enforce the code of ethics.
      2. Review and, if the Audit Committee determines it is appropriate, approve transactions proposed between the Corporation and its affiliates.
      3. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.
      4. If and when appropriate, appoint independent legal counsel and other advisors to assist the Audit Committee in carrying out its duties.
      5. Establish procedures for the receipt, collection, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      6. Establish hiring policies for employees or former employees of the independent registered public accounting firm which prohibits employment of any person as chief executive officer, controller, chief financial officer or chief accounting officer (or any person serving in an equivalent position) of the Corporation who was employed by the independent registered public accounting firm and participated in the Corporation’s audit in any capacity for a period of one year preceding the date the audit was initiated.

      7. Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Adopted by Resolution of the Board of Directors
March 9, 2005

PROXY

THE HALLWOOD GROUP INCORPORATED

3710 RAWLINS, SUITE 1500
DALLAS, TEXAS 75219

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Anthony J. Gumbiner and J. Thomas Talbot, and each of them, as Proxies, each with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of The Hallwood Group Incorporated (the “Company”), held of record by the undersigned on March 18, 2005, at the Annual Meeting of Stockholders to be held on May 11, 2005, or any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominee listed and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

Please mark boxes in blue or black ink.

1.	Election of Director.

Nominee: (01) Charles A. Crocco, Jr.

FOR	WITHHELD
☐	☐

		FOR	AGAINST	ABSTAIN
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

COMPLETE, SIGN and DATE the proxy card and return promptly using the enclosed envelope.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Signature:	Date:	Signature:	Date: